                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                        2525 MERIDIAN PARKWAY, SUITE 300A
                          DURHAM, NORTH CAROLINA 27713





                                October 3, 1997




Dear Shareholder:

         Enclosed are the Notice, Proxy Statement, and Appointment of Proxy for the 1997 Annual Meeting of Shareholders of Southeast Interactive Technology Fund I, LLC (the "Fund"). At the Annual Meeting, Shareholders will (1) elect seven Directors and (2) ratify the selection of Price Waterhouse LLP as independent accountants.

         Your vote is important regardless of how many shares you own. Please take a few minutes to review the Proxy Statement carefully and sign and return the Appointment of Proxy at your earliest convenience even if you plan to attend the meeting. Voting your shares early will permit the Fund to avoid costly follow-up mail and telephone solicitations. I urge you to complete and return the Appointment of Proxy in the enclosed postage-paid envelope today. If you have any questions, please call us at (919)558-8324; we will be happy to respond.

                                     Sincerely,



                                     David C. Blivin, CPA
                                     Managing Director

                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                        2525 MERIDIAN PARKWAY, SUITE 300A
                          DURHAM, NORTH CAROLINA 27713



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                          TO BE HELD NOVEMBER 4, 1997



         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Southeast Interactive Technology Fund I, LLC, a North Carolina limited liability company (the "Fund"), will be held at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina on November 4, 1997 at 2:00 p.m. and at any adjournments thereof, for the purpose of considering and acting upon the following matters:

         1. To elect seven directors of the Fund to serve until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

         2. To ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Fund for the year ending December 31, 1997; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         All shareholders of record at the close of business on October 1, 1997 will be entitled to vote at the meeting or any adjournment thereof.


                                             By order of the Managers,


                                             David C. Blivin, CPA
                                             Managing Director


Date: October 3, 1997

                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                        2525 MERIDIAN PARKWAY, SUITE 300A
                          DURHAM, NORTH CAROLINA 27713

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1997



                                     GENERAL

         This Proxy Statement is being furnished by Southeast Interactive Technology Fund I, LLC, a North Carolina limited liability company (the "Fund"), to the holders of shares of membership interest in the Fund ("Shareholders") as a proxy statement in connection with the solicitation of appointments of proxy by the managers of the Fund ("directors") for use at the annual meeting of Shareholders to be held at 2:00 p.m. on November 4, 1997, at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina (the " Annual Meeting") and at any adjournments thereof. The Annual Meeting has been called for the purpose of considering and acting upon the following proposals: (i) to elect seven directors to serve until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified; (ii) to ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Fund for the year ending December 31, 1997; and (iii) to transact such other business as may properly come before the meeting or any adjournments thereof.

VOTING OF PROXIES; REVOCATION

         Persons named on the enclosed appointment of proxy as proxies for the Shareholders at the Annual Meeting are David C. Blivin and E. Lee Bryan. Units of membership interest in the Fund ("Shares") represented by each appointment of proxy which is properly executed, returned, and not revoked will be voted in accordance with the directions thereon. If no directions are given, those Shares will be voted "FOR" the election of each of the seven nominees named herein and "FOR" the other proposal described herein. If, at or before the Annual Meeting, any nominee becomes unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may properly come before the Annual Meeting, the proxies will be authorized to vote Shares represented by appointments of proxy in accordance with their best judgment.

         A shareholder may revoke an appointment of proxy at any time before the shares represented by it have been voted by filing with the Fund at the address above an instrument revoking it or a properly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES OF THE SOLICITATION

         The Fund will pay the cost of preparing, assembling, and mailing this Proxy Statement to Shareholders and certain other proxy solicitation expenses. In addition to the use of mail, appointments of proxy may be solicited in person or by telephone by officers, directors, or employees of the Fund or the Montrose Venture Partners, LLC (the "Advisor") without additional compensation.

RECORD DATE

         The Board of Directors has set October 1, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Only Shareholders of record on that date will be entitled to vote at the Annual Meeting.

VOTING SECURITIES

         The voting securities of the Fund are its units of limited liability company membership interest, of which 244 were outstanding on the record date.

VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL

         The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. At the Annual Meeting, each Shareholder will be entitled to cast one vote for each Share held of record on the record date for each matter submitted for voting and, in the election of directors, for each director to be elected.

         In voting for directors, the seven nominees receiving the highest numbers of votes will be elected. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes are not treated as votes cast and, therefore, have no effect on the election of directors. The proposal to ratify the appointment of independent public accountants and any other proposal properly before the Annual Meeting will be approved if the number of votes cast for approval exceeds the number of votes cast against approval on each such proposal.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth certain information regarding the beneficial ownership of Shares as of the record date by (i) any person known to the Fund to be the beneficial owner of more than five percent of the outstanding Shares and (ii) each director or nominee for director. Each person included on the table has sole voting power and sole investment power with respect the Shares beneficially owned thereby.

                                          AMOUNT AND
                                           NATURE OF
         NAME AND ADDRESS OF              BENEFICIAL
         BENEFICIAL OWNER                 OWNERSHIP(1)       PERCENT OF CLASS(2)
         -----------------------          ------------       -------------------
         Interstate/Johnson Lane
           Corporation                        14                      5.7%
         David C. Blivin                       1                       *
         E. Lee Bryan                          1                       *
         W. Clay Hamner                        1                       *
         Wayne M. Rogers                       1                       *
         Terry Sanford                         1                       *
         Scott Anderson                      ---                      ---
         Paul Coleman                        ---                      ---

          -----------
             (1) Amounts presented are the number of Shares held by each person.
             (2) An "*" indicates less than one percent.

SECTION 30(F) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 30(f) of the Investment Company Act of 1940, as amended (the "Act"), requires every person who is an officer, director, member of an advisory board, investment adviser or an affiliate of an investment adviser of a registered investment company or who owns more than ten percent of a registered investment company's outstanding securities to file initial reports of ownership and reports of changes in their ownership of such securities with the United States Securities and Exchange Commission (the "SEC"). Reporting persons are required by SEC regulations to furnish the Fund with copies of all Section 30(f) forms they file. To the Advisor's knowledge, all Section 30(f) filing requirements applicable to the Fund's reporting persons were complied with during the year ended December 31, 1996.

                           PROPOSAL TO ELECT DIRECTORS

ELECTION OF DIRECTORS

         The Board of Directors presently consists of five directors. Directors are elected annually and serve until the next annual meeting of Shareholders and until their successors are elected and qualified. Seven Directors are to be elected at the Annual Meeting. The following table provides certain information with respect to the nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.

          NAME                             AGE              CURRENT POSITION
          ----                             ---              ----------------
          David C. Blivin *                40               Managing Director
          Scott Anderson                   50               Nominee
          E. Lee Bryan *                   60               Director
          Paul Coleman                     65               Nominee
          W. Clay Hamner *                 51               Director
          Terry Sanford                    79               Director
          Wayne M. Rogers                  64               Director

          ------------
          * Messrs. Blivin, Bryan, and Hamner are shareholders and directors of the Advisor. Consequently, each of these nominees is an "interested person" within the meaning of Section 2(a)(19) of the Act.

         The education and experience of each nominee is discussed below.

         David C. Blivin - Mr. Blivin's experience includes serving as the Chief Financial Officer of Montrose Capital Corporation from July 1987 to June 1996. He is a 1985 graduate of the Duke University Fuqua School of Business and a Certified Public Accountant. Prior to joining Montrose Capital Corporation, Mr. Blivin worked as a Senior Auditor with Arthur Andersen LLP and in this capacity audited a number of technology companies. As Chief Financial Officer for Montrose Capital Corporation, Mr. Blivin has negotiated financings and developed business plans for a number of entities in which Montrose Capital Corporation has invested. Mr. Blivin has served on the Board of Directors of Virtus Corporation and The Pantry, Inc.

         Scott Anderson - Mr. Anderson is responsible for External Affairs at the eastern United States headquarters of Cisco Systems, Inc. ("Cisco"), which is located in North Carolina's Research Triangle Park. Cisco is a world leader in networking for the Internet. From 1994 through 1996, Mr. Anderson was responsible for communicating Cisco's role in the merging of traditional mainframe computers with the

Internet. He is now responsible for communications supporting the growth of Cisco's operations in the Research Triangle Park. In that role he seeks out public and private institutions sharing common objectives and initiates joint programs with them in support of education, business and economic development and the growth of entrepreneurial companies. As a marketing, business development and public relations professional, he has been associated with computer and communications technology companies in the Research Triangle Park area for over 15 years. Prior to joining Cisco in 1994, Mr. Anderson spent six years with Fujitsu Network Switching where he advanced the use of multimedia switching technology in the public network, positioning and promoting the first asynchronous transfer mode switch in the market. He also was a participant in the creation of the North Carolina Information Highway. Mr. Anderson was recruited to the Research Triangle Park by Northern Telecom in 1982, where he analyzed new business opportunities and supported product research in the residential telecommunications services marketplace, and served in various marketing and communications positions. He received a B.S. in business administration from Northwestern University.

         E. Lee Bryan - Mr. Bryan is the founder of One Room Systems, Inc., a multimedia educational products creation and distribution company. See "Related Party Transactions." Prior to founding that company, he was a principal in a number of successful business ventures. In 1984 Mr. Bryan founded Vortech, Inc. ("Vortech"), a company which became a worldwide leader in digital teleradiology. Vortech was subsequently sold to Eastman Kodak Company. In 1988 Mr. Bryan joined CACI International ("CACI"), a major U.S. government systems integrator. As Executive Vice President of CACI, Mr. Bryan spearheaded a major technical and business restructuring for the company. Prior to his involvement in the entities listed, Mr. Bryan developed an extensive background in government and private sector high technology endeavors. Mr. Bryan is a graduate of the United States Naval Academy at Annapolis and a retired officer from the nuclear submarine program. Mr. Bryan has been a high level advisor to the government of the United States for defense and intelligence information systems. He is a trustee of the Center for Excellence in Education and the Profound Paralysis Group. He is a member of the Heart Center board at Duke University Medical Center and the Durham "Smart Start" program board.

         Paul J. Coleman, Jr., Ph.D. - Dr. Coleman is professor of space physics at the University of California at Los Angeles. He holds B.S.E. degrees in mathematics and physics, an M.S. degree in physics, and a Ph.D. in space physics. His professional experience includes positions at the Ramo-Wooldridge Corporation (now TRW Systems), initially as a research scientist and subsequently as manager of a research group, and as manager of NASA's interplanetary sciences program at its headquarters in Washington, D.C. Since 1981, Dr. Coleman has also served as President and Chief Executive Officer of the Universities Space Research Association (USRA), a non-profit corporation owned by more than seventy universities and chartered to facilitate research, development and education in space science and technology. Also, Dr. Coleman is a Trustee of American Technology Initiative, Inc., and has served as a founding member and Chairman of the Oversight Committee for the San Diego Supercomputer Center, a director of the National Institute for Space Commercialization, a member of the Scientific Advisory Committee for the Los Alamos National laboratory and the Lawrence Livermore National Laboratory, and a founding member of the Steering Committee for the California Space Institute. In addition, he is a consultant to the U.S. government on research and development. In the private sector, Dr. Coleman is a director of CACI International, Fairchild Space and Defense Corporation, Applied Electron Corporation, and Lasertechnics, Inc. and is a co-founder and a former director of University Technology Transfer, Inc. In addition, he is a consultant to industry on research and development and to the financial community on high-technology enterprises.

         W. Clay Hamner - Mr. Hamner is the Managing Director and Chief Executive Officer of Montrose Capital Corporation. He received his Undergraduate and Masters degrees from the University of Georgia and Doctorate in Business Administration from Indiana University. Mr. Hamner is on the Board of Directors of Vista Resources, Inc. (NYSE); Wendy's International, Inc. (NYSE); He was also a Special Limited Partner in Intersouth I. Formerly, Mr. Hamner served on the Board of Directors of Highland Energy Corporation; Clinton Gas Systems (OTC); Fuqua Industries, Inc. (NYSE); Triton Group, Ltd. (NYSE); and Capital Technology, Inc. Prior to entering private business, Mr. Hamner taught in the

Graduate Schools of Business at Northwestern University and Duke University. Mr. Hamner is a Director of the Institute of Private Enterprise at UNC-CH and serves on the Kenan-Flagler School of Business Board of Visitors (UNC-CH), the Fuqua School of Business Board of Visitors (Duke), and the Duke University Medical Center Board of Advisors. He also analyzed and evaluated Duke's nontraditional investments portfolio while on the faculty at Duke. Mr. Hamner will take an active role in the identification of and negotiation with the selected Portfolio Companies, as well as reviewing and helping direct the strategic operations and planning of Portfolio Companies.

         Terry Sanford - Senator Sanford has distinguished himself and the State of North Carolina through his terms as a Governor of North Carolina, President of Duke University, and United States Senator and has gained a reputation as a lifelong educational leader and public servant. Under his innovative leadership, Duke University gained additional national recognition. A graduate of UNC-CH and its School of Law, Senator Sanford holds honorary degrees from approximately 30 American colleges and universities. His years as Governor were marked by innovation in the establishment of the community college system, the Governor's School, the North Carolina School of the Arts, and considerable new support for the public schools. As a member of the United States Senate, he promoted legislation to require an honest and balanced national budget, to reform political campaign practices, and to broaden the opportunities for disadvantaged children in the Head Start program, among numerous other issues. Senator Sanford continues to exemplify a deep devotion to Duke University, serving as President Emeritus and as a Professor of Public Policy. He practices law as a senior partner in the Sanford & Holshouser, P.A. law firm. He is Chairman of a 3-year North Carolina Bar Association study of the causes of crime and corrective actions, the Chairman of the Board of the North Carolina Museum of Art, the Board of North Carolina Electronics Industry Trade Association and is involved in many charitable, legal and educational activities. He has also served on the Board of Directors of ITT Financial Corp., Fuqua Industries, Inc., Golden Corral Corporation and Unocal, Inc.

         Wayne M. Rogers - Mr. Rogers is a well-known professional actor who, in addition to his acting career, has been involved in investment activities for over fifteen years. These include business management of a number of motion picture personalities as well as co-ventures with other prominent individuals and institutions. Mr. Rogers has been a director of The Pantry, Inc., P.H.C., Inc., Electronic Data Controls, Inc., Extek Micro-Systems and Wadell Equipment Company. In addition, he is active in several charitable and philanthropic affairs. He is also a member of the Board of Trustees for the Kenan Institute of Private Enterprise at UNC-CH. Mr. Rogers received a Bachelor of Arts degree from Princeton University. In 1993 and 1994, Mr. Rogers was also a director at Dabney/Resnick, Inc., an investment banking firm.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1996, the Board of Directors met one time and acted by unanimous written consent one time. There are no committees of the Board of Directors and no compensation was paid by the Fund to any member of the Board of Directors during the year.

RELATED PARTIES AND TRANSACTIONS WITH AFFILIATES

         On August 30, 1996, the SEC issued an order under Section 17(b) of the 1940 Act granting an exemption from Sections 17(a)(1) and (3) of the 1940 Act in response to an application filed by the Fund to purchase a $600,000 convertible note (the "Note") from One Room Systems, Inc. ("ORSI"). ORSI is controlled by E. Lee Bryan, a director of the Fund. The Note bears interest at the rate of 10% per annum, payable monthly, is secured by certain receivables of ORSI and is personally guaranteed by Mr. Bryan.

The Note matured in August 1997 and is convertible, at the Fund's option, into common stock of ORSI at a conversion price of $1.00 per share, subject to certain adjustments. In connection with its purchase of the Note, the Fund also received a warrant to purchase up to 120,000 in additional shares of common stock of ORSI at the conversion price. The Advisor and ORSI have negotiated a modification of the Note to extend its maturity date and enhance the equity rights of the Fund thereunder.

                PROPOSAL TO RATIFY THE APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has selected Price Waterhouse LLP as the independent accountants to audit the financial statements of the Fund for the year ending December 31, 1997. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE FUND'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                                                                     Appendix A




                  SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
                        2525 MERIDIAN PARKWAY, SUITE 300A
                          DURHAM, NORTH CAROLINA 27713

                              APPOINTMENT OF PROXY

         THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints David C. Blivin, CPA and E. Lee Bryan and each of them proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Southeast Interactive Technology Fund I, LLC. (the "Fund"), to be held at 2:00 p.m., on November 4, 1997 at MCNC, 3021 Cornwallis Road, Research Triangle Park, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

         1.   Election of Directors:

              FOR  _____            AGAINST  _____        FOR ALL EXCEPT  _____

NOMINEES:     Scott Anderson, David C. Blivin, E. Lee Bryan,
              Paul J. Coleman, Jr., W. Clay Hamner, Wayne M. Rogers,
              Terry Sanford
INSTRUCTION:  To withhold authority to vote for any individual nominee mar
              "For All Except" and write that nominee's name in the space provided:

         2. To ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Fund for the year ending December 31, 1997:

                  FOR  _____        AGAINST  _____        ABSTAIN  _____

         The shares represented by this proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" the proposal. Please sign exactly as your name(s) appear on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, pleas sign in partnership name by authorized person.

                                                Date:  ______________, 1997

                                                _____________________________
                                                Shareholder sign above

                                                _____________________________
                                                Co-holder (if any) sign above